UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 23, 2007

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage, Abilene, KS	67410-2832
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(785) 263-3350

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On July 23, 2007, Duckwall-ALCO Stores, Inc. (the "Company") executed an Employment Agreement and an Incentive Stock Option Agreement, each incorporated into this Item 5.02 by reference, related to the employment of Ronald Mapp as the Company's Senior Vice President of Merchandising.

The Employment Agreement has a term from July 23, 2007 until January 31, 2009. Under the Employment Agreement Mr. Mapp is to be paid a base salary of $185,000. Mr. Mapp is also eligible for a bonus pursuant to a formula set forth in the Employment Agreement. The Employment Agreement further provides customary benefits and vacation features.

The Incentive Stock Option Agreement allows Mr. Mapp to participate in the Company's Incentive Stock Option Plan dated May 22, 2003. Under the terms of this Agreement Mr. Mapp is granted the rights to buy 15,000 shares of the Company at a price equal to $40.43. The aforementioned options vest in four equal annual installments beginning July 23, 2008. The option shall be expire five years from the grant date.

On July 9, 2007 the Company filed a Press Release related to Mr. Mapp's employment and filed a related Form 8-K acknowledging such fact.

Mr. Mapp, age 58, has served as Regional Vice President, for Jo-Ann Stores, a specialty retail chain, since 1998. Prior to that Mr. Mapp was the Northeast Zone Vice President for Michael's Stores, another specialty retailer.

Other than arrangements or understandings with directors and officers of the Company acting solely in their capacity as such, there are no arrangements or understandings between Mr. Mapp and any other persons naming Mr. Mapp as an officer. There are no familial relationships between Mr. Mapp and any other officer or director of the Company. Since January 29, 2006, neither Mr. Mapp nor any immediate family member of Mr. Mapp has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Mapp or any immediate family member had or will have a direct or indirect material interest.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is an Employment Agreement executed on July 23, 2007, by the Company and Mr. Mapp. Attached as Exhibit 99.2, and incorporated into this Item 7.01 by reference, is a copy of the Incentive Stock Option Agreement dated July 23, 2007.

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Employment Agreement dated July 23, 2007.
99.2	Incentive Stock Option Agreement dated July 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: July 30, 2007	By: /s/ Charles Bogan
Charles Bogan
Vice President & Secretary